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                                 Exhibit 10.5.2
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                               EASTERN ENTERPRISES

                     Deferred Compensation Plan for Trustees
                   (amended and restated as of April 22, 1998)


1.       Purpose

         The purpose of this plan (the "Plan") is to assist members of the Board of Trustees (the "Board") of Eastern Enterprises ("Eastern") who are not and have never been employees of Eastern or its subsidiaries in making more satisfactory provision for their income following their retirement from the Board. To accomplish this purpose, the Plan provides for (a) the elective deferral of certain fees until the participating member retires from the Board and for the crediting of such deferrals, at the election of the member as hereinafter provided, in Share Units, and (b) the crediting of additional Share Units to accounts maintained hereunder for eligible members of the Board.

2.       Administration

         The Plan will be administered by the Treasurer of Eastern (the "Treasurer").

3.       Deferral of Retainers and of Fees for Attendance at Meetings

         Each member of the Board who is not and has never been an employee of Eastern or its subsidiaries (an "Eligible Trustee") will have the right to defer receipt of payments on account of all cash retainers and fees for attendance at meetings ("meeting fees") to which he or she may be entitled for any calendar year as a member of the Board, including those to which he or she is entitled as a member of any Committee of the Board or as Chairman of any such Committee. In order to exercise his or her right to defer receipt of such cash payments for any calendar year, the Eligible Trustee must make an election in accordance with the provisions of paragraph 4 below. Such election must also set forth the method by which the deferred amounts will be paid, subject to the provisions of paragraph 9 below.

         Any election to defer receipt of payments on account of retainers and meeting fees payable in cash will apply to all such payments for the calendar year to which the election relates.

4.       Election to Defer

         a. Except as provided in 4.b. below, any Eligible Trustee who wishes to defer receipt of payments on account of retainers or meeting fees payable in cash for any calendar year must make an irrevocable election on a form satisfactory to the Treasurer that is filed with the Treasurer prior to the beginning of the calendar year in which the amounts would be paid if no such election were made.
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         b.       In the case of the first  calendar  year in which an  Eligible
                  Trustee becomes a member of the Board or becomes entitled to retainers and meeting fees, the election must be made within thirty (30) days following the date on which the Eligible Trustee becomes a member of the Board or becomes so entitled. Such election will apply to all such amounts which would be paid in cash during such year (and following such election) if no such election had been made.

5.       Cash Accounts; Share Unit Accounts

         The Treasurer shall maintain for each Eligible Trustee two Accounts: a Share Unit Account representing that portion, if any, of the amounts credited to the Eligible Trustee hereunder that are denominated in Share Units, and a Cash Account for all remaining amounts, if any, credited hereunder to the Eligible Trustee. A "Share Unit" for purposes of the plan is a book-keeping unit representing one share of the common stock, $1.00 par value, of Eastern ("Common Stock").

6.       Crediting of Elective Deferrals

         a. Each Eligible Trustee who for any calendar year elects a deferral under paragraph 4 shall, on the form referred to therein, make an irrevocable election to credit each such deferred payment to his or her Cash Account or Share Unit Account or to both on the basis of a percentage allocation specified in such election. Amounts shall be credited to the Eligible Trustee's Accounts as of the date they would have been paid absent the deferral (the "crediting date").

         b. If an Eligible Trustee has a balance in his or her Cash Account, then an additional amount in the nature of interest will be credited to such Cash Account as of the end of each calendar year based upon the average balance therein during such year (including any prior interest credits) and upon a rate, as determined by the Treasurer, equal to the prime rate, plus one percent, of interest charged by BankBoston, N.A. as of the first day of such year or upon a rate based on such other indices as the Treasurer in his or her sole discretion from time to time selects. Such credits will be made as long as there is any amount credited to such Cash Account.

         c. If an Eligible Trustee elects to have all or a portion of any deferral under paragraph 4 credited to his or her Share Unit Account, the number of whole and fractional Share Units credited with respect to such deferral or portion thereof shall be the quotient obtained by dividing the amount of such deferral or portion thereof by the Fair Market Value of a share of Common Stock on the crediting date with respect to such deferral or portion thereof.
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         d.     Commencing six months and one day following the date on which an
                  Eligible Trustee ceases to be a member of the Board, such former Eligible Trustee, to the extent of the remaining balance (if any) in his or her Account, may elect in writing to make annual transfers from the Cash Account to the Share Unit Account and vice versa. Each such transfer shall be effected on the first business day of January of the year following the year in which the transfer election is made. In the event of a transfer from a Cash Account to a Share Unit Account, the Cash Account shall be reduced by the amount of the transfer and the Share Unit Account shall be credited with additional whole or fractional Share Units equal to the quotient obtained by dividing the amount of the transfer by the Fair Market Value of a share of Common Stock on the date of transfer. In the event of a transfer from a Share Unit Account to a Cash Account, the Share Unit Account shall be reduced by the number of Share Units transferred and the Cash Account shall be credited with an amount equal to the product of the number of Share Units transferred multiplied by the Fair Market Value of a share of Common Stock on the date of transfer.

7. Additional Annual Share Unit Credits. As of the date this amended and restated Plan is approved by the Board and thereafter as of the first day of each calendar quarter beginning with July 1, 1998 and ending with January 1, 2002 (each, a "paragraph 7 crediting date"), each individual who is an Eligible Trustee on such paragraph 7 crediting date shall have credited to his or her Share Unit Account 150 Share Units. The credit described in the preceding sentence shall be appropriately adjusted in the event of an occurrence described in paragraph 8.c. below. In the case of an individual who first becomes an Eligible Trustee after the date this amended and restated Plan is approved by the Board and before April 1, 2002, the first paragraph 7 crediting date for such individual shall be the date he or she first becomes an Eligible Trustee and the credit made to such Eligible Trustee's Share Unit Account as of such date shall be 150 Share Units (adjusted as appropriate to reflect any occurrence described in paragraph 8.c. below).

8.       Certain General Provisions Applicable To Share Unit Accounts.

         a. For purposes of this Plan, the "Fair Market Value" of a share of Common Stock on any day shall be the average of the high and low prices of the Common Stock as published in the new York Stock Exchange Composite Transactions listing for such date (or, if the New York Stock Exchange is not open for trading on such day, the last previous day on which such trading occurred); provided that, in the event that such prices for the Common Stock shall not be so published, the Fair Market Value of the Common Stock shall be reasonably determined by the Treasurer.
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         b.       On the date of payment of each cash  dividend  declared on the
                  Common Stock, there shall be credited to each Share Unit Account with Share Units therein on such date a number of additional whole and fractional Share Units equal to the quotient obtained by dividing the dollar amount of dividends that would be payable on the number of shares of Common Stock represented by the Share Units in such Account on the record date for such dividend, by the Fair Market Value of a share of Common Stock on the payment date of such dividend.

         c. The number of Share Units in each Share Unit Account shall be appropriately adjusted by the Treasurer in the event of any stock dividend or split, recapitalization, merger in which Eastern is the surviving entity, combination or exchange of shares or similar corporate change affecting the number or type of shares of Eastern stock outstanding.

9.       Payment of Amounts Deferred

         a. Amounts in an Eligible Trustee's Cash Account and/or Share Unit Account will be paid in cash only, in either of the following ways as elected by the Eligible Trustee:

                  (i) in a lump sum on the first business day in January of the year following the year in which the Eligible Trustee ceases to be a member of the Board; or

                  (ii) in a number of consecutive annual installments (the number of such installments, not to exceed ten, to be elected by the Eligible Trustee) beginning in the calendar year following the calendar year in which the Eligible Trustee ceases to be a member of the Board, the installment in each year to be paid on the first business day of January in such year and each installment to equal to the quotient obtained by dividing (x) the total amount remaining in the member's Cash Account and Share Unit Account on the payment date (valuing the Share Unit Account based on the Fair Market Value of the Common Stock on such date), by (y) the number of annual installments elected by the Eligible Trustee that remain unpaid (including the installment to be paid on such date).

                  An Eligible Trustee shall elect the form of payment at the time of his or her first deferral election under paragraph 4; provided, that if an individual who is an Eligible Trustee on the date this amended and restated Plan is approved by the Board has not previously elected any deferral under paragraph 4, he or she shall make the election described in this paragraph within thirty (30) days from and after the date of such approval; and further provided, that in the case of an

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                  individual  who first  becomes an Eligible  Trustee  after the date this amended and restated Plan is approved by the Board and before April 1, 2002, such election shall be made within thirty (30) days of becoming an Eligible Trustee. Any election under this paragraph 9.a that is not made in connection with an Eligible Trustee's first deferral election under paragraph 4 shall be made in writing on a form acceptable to the Treasurer and filed with the Treasurer within the time limits described in the preceding sentence. In the absence of an effective election under this paragraph 9.a., an Eligible Trustee shall be deemed to have elected the lump sum payment described at (i) above. Except as provided in paragraph 9.b below, once filed with the Treasurer, an Eligible Trustee's election under this paragraph 9.a. as to the method by which amounts credited to his or her Accounts will be paid to him or her will be irrevocable.

         b. If an Eligible Trustee or former Eligible Trustee, or any beneficiary of an Eligible Trustee after the Eligible Trustee's death, incurs a severe financial hardship, the Treasurer, in his or her sole discretion, may accelerate payment from the Eligible Trustee's Cash Account, if any, to the extent reasonably necessary to alleviate the severe financial hardship. No revision shall be made with respect to the schedule for payments from the Eligible Trustee's or former Eligible Trustee's Share Unit Account. Any such severe financial hardship must have been caused by an accident, illness, or event beyond the control of the member, former member, or beneficiary. If payment of any portion of an Eligible Trustee's Cash Account is accelerated pursuant to this paragraph 9.b., the remainder of such Account shall be paid in accordance with the Eligible Trustee's election or deemed election under paragraph 9.a.

         c. If at the time of death of an Eligible Trustee or former Eligible Trustee there is any balance remaining in his or her Cash Account and/or Share Unit Account, Eastern will pay such balance in cash to the beneficiary or beneficiaries designated by the Eligible Trustee on a form satisfactory to the Treasurer. At the Eligible Trustee's election, such payment will be made either in a lump sum on the first business day of January of the year following the year of the Eligible Trustee's death or in a number of consecutive annual installments (as elected by the Eligible Trustee but not to exceed 10) beginning in the calendar year following the year of the Eligible Trustee's death, each annual installment to be paid on the first business day of January in such year and the amount of each installment to be calculated in the manner provided in paragraph 9.a.(ii) above. The Eligible Trustee may at any time change his or her designation of a beneficiary or beneficiaries and the schedule for payments to such
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                  beneficiary or beneficiaries with respect to amounts in his or her Cash Account by filing an additional form with the Treasurer. The Eligible Trustee may at any time change his or her designation of beneficiary or beneficiaries with respect to amounts in his or her Share Unit Account by filing an additional form with the Treasurer. However, the Eligible Trustee's election as to the schedule for payments to his or her beneficiary or beneficiaries from a Share Unit Account must be made prior to the beginning of the first calendar year in which he or she defers receipt of payments into a Share Unit Account under the Plan (or, if later, the election date specified in paragraph 9 above), and shall be irrevocable thereafter until six months and one day following the date on which such Eligible Trustee ceases to be a member of the Board, after which time such former Eligible Trustee may at any time change the schedule for payments to such beneficiary or beneficiaries with respect to amounts, if any, remaining in his or her Share Unit Account.

         d. On the date of any payment from a Share Unit Account pursuant to paragraph 9.a., 9.b. or 9.c. above, the number of whole and fractional Share Units required to make such payment shall be converted to cash based on the Fair Market Value of the Common Stock on such date. Payments from Share Unit Accounts shall be made in cash only. Eligible Trustees, former Eligible Trustees and beneficiaries shall in no event have any right to receive Share Units or shares of Common Stock under the Plan. In the event that any installment payment under paragraph 9.a., 9.b. or 9.c. is to be made from both an Eligible Trustee's or former Eligible Trustee's Share Unit Account and Cash Account, an amount shall be paid from each Account in proportion to the value of such Account on the payment date, as determined by the Treasurer.

10.      Payments Under the Plan

         Eastern will comply with any requirements which may be established by law with respect to payments under the Plan, including the filing of any notices and the withholding of any taxes which may be required.

11.      Rights of Eligible Trustees and Other Persons

         Any rights accruing to any Eligible Trustee or other person under the Plan will be solely those of an unsecured general creditor of Eastern. Such rights may not be assigned or otherwise transferred by such Eligible Trustee or person and will not be subject to be taken by creditors of such Eligible Trustee or person by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized, except to such extent as may be required by law.

         Notwithstanding the foregoing, Eastern in its sole discretion may establish a so-called "rabbi" trust or similar trust, whether or not conforming to Rev. Proc. 92-64, or may avail itself of any such trust which it has previously established, to provide for the payment of benefits hereunder, subject to such terms as the Board may determine (a "trust"). In the event
Eastern  establishes  a trust in  respect  of the Plan or causes a  pre-existing
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trust to cover the Plan,  and at the time of a Change of Control  such trust (i)
has not been terminated or revoked and (ii) is not "fully funded" (as hereinafter defined), Eastern shall promptly deposit in such trust cash sufficient to cause the trust to be "fully funded" as of the date of the deposit. For purposes of this subparagraph, any such trust shall be deemed "fully funded" as of any date if, as of that date, the fair market value of the assets held in trust is not less than (1) the aggregate of the balances, determined as of such date, of all Cash Accounts and Share Unit Accounts hereunder, plus (2) the aggregate of the account balances, determined as of such date, under all other individual-account type plans and arrangements provided for through the trust, plus (3) the aggregate of the benefits then in pay status or otherwise payable under all other plans and arrangements provided for through the trust, as determined in accordance with the rules set forth in such plans and arrangements (or, with respect to any such plan or arrangement where no such rules are set forth, the aggregate of the present value of all accrued benefits under such plan or arrangement, determined by applying the interest and mortality assumptions used in determining lump sum present values under the qualified defined benefit pension plan maintained by Eastern, or if no such qualified plan is then maintained by Eastern, by applying the assumptions used prior to the Change of Control in determining Eastern's pension expense under FAS 87 or any successor pronouncement with respect to such plan or arrangement). For purposes of this subparagraph, a Change of Control will be deemed to have occurred if (i) after January 1, 1988 any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than
Eastern, becomes a beneficial owner directly or indirectly of securities representing twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of Eastern; or (ii) within two years after the commencement of a tender offer or exchange offer for the voting securities of Eastern (other than by Eastern), or as a result of a merger, consolidation, sale of assets or contested election of trustees or directors, or any combination of the foregoing, the individuals who were trustees of Eastern immediately prior thereto shall cease to constitute a majority of the Board or of the board of trustees or directors of any successor to Eastern by merger, consolidation or sale of assets.

12.      Modification and Termination of the Plan

         The Plan may be amended or terminated by the Board at any time, in whole or in part, such amendment or termination to become effective on the date specified by the Board.

13.      Miscellaneous

         The Plan was originally effective as of April 1, 1980 and was amended and restated to incorporate certain additional Share Unit provisions (see paragraph 7 above and passim) effective as of April 22, 1998. Certain provisions applicable to individuals who participated in the Plan prior to April 22, 1998 are set forth in the Plan as in effect prior to this April 22, 1998 amendment and restatement.
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As amended and restated by the Board of Trustees April 22, 1998